UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

ARMADA HOFFLER PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100 Virginia Beach, Virginia		23462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2015, Armada Hoffler Properties, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders approved all of the proposals presented at the Annual Meeting, which are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on April 30, 2015 (the “Proxy Statement”). Holders of 22,939,127 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of the proposals submitted to the Company’s stockholders at the Annual Meeting:

Proposal 1: To elect the nine director nominees named in the Proxy Statement.

Director Nominee	For	Withheld	Broker Non-Votes
George F. Allen	15,211,624	288,688	7,438,815
James A. Carroll	15,409,565	90,747	7,438,815
James C. Cherry	15,232,371	267,941	7,438,815
Louis S. Haddad	15,410,267	90,045	7,438,815
Eva S. Hardy	15,397,851	102,461	7,438,815
Daniel A. Hoffler	14,987,312	513,000	7,438,815
A. Russell Kirk	14,798,896	701,416	7,438,815
Joseph W. Prueher	15,406,002	94,310	7,438,815
John W. Snow	15,111,314	388,998	7,438,815

Proposal 2: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015.

For	Against	Abstentions
22,528,650	390,520	19,957

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Dated: June 19, 2015	By:	/s/ Eric L. Smith
Eric L. Smith
Vice President of Operations and Secretary